UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 4, 2009

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
 (Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 5, 2009, Digirad Corporation, or the Company, issued a press release announcing, among other things, financial results for the quarter and year ended December 31, 2008.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2009, Douglas Reed, MD indicated to the Board of Directors that he would not stand for re-election at the Company’s upcoming annual meeting. Dr. Reed indicated that he has declined to stand for re-election for personal reasons, and not as the result of any disagreement with the Company. The Company is seeking potential director candidates.

Item 7.01.  Regulation FD Disclosure

On February 5, 2009, the Company issued a press release announcing, among other things, that on February 4, 2009 its Board of Directors authorized the repurchase of up to $2 million of its outstanding common shares.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The disclosures herein under Item 2.02 and Item 7.01, and the related exhibit, are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 5, 2009 announcing financial results for the quarter and year ended December 31, 2008 and a share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd Clyde
Todd Clyde Chief Executive Officer

Date:           February 5, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 5, 2009 announcing financial results for the quarter and year ended December 31, 2008 and a share repurchase program.